Exhibit 99.3

TII NETWORK TECHNOLOGIES ACQUIRES
PORTA SYSTEMS’ COPPER PRODUCTS DIVISION

Edgewood, Long Island, NY – May 19, 2010 – Tii Network Technologies, Inc. (“Tii”, or the “Company”) (Nasdaq: TIII), a leader in designing, manufacturing and marketing network products for the communications industry, today announced it has completed the acquisition of all of the assets and assumed certain operating obligations, primarily accounts payable, of the Copper Products Division (“CPD”) of Porta Systems Corp. (“Porta”) for cash of $8.2 million. The acquisition was paid for out of the Company’s available cash on hand.

Included as part of the assets acquired are subsidiaries in the United Kingdom and Mexico.  Concurrent with this acquisition, Tii sold, for $1.0 million in cash, a majority interest in the Mexican operations to its principal contract manufacturer who will operate this manufacturing facility.  Tii will be paid an additional $1.5 million from its contract manufacturer for raw materials at the facility as these materials are used in production.

Porta Systems, headquartered on Long Island, is a globally recognized business that designs and manufactures surge protection modules, connectivity blocks and housings for the telecommunications industry.  The addition of the Porta CPD product line expands Tii’s offerings in the outside plant, central office and customer premise market sectors with the addition of remote terminal equipment, five pin protection modules and building entrance products.

The 2010 annual sales for the CPD are estimated to be approximately $25 million and it is expected that Tii’s sales will now exceed $55 million on an annualized basis.  Tii has hired 13 of Porta’s employees consisting primarily of engineers and sales personnel.  The acquisition is expected to be accretive to earnings beginning in the third quarter of 2010.

Kenneth A. Paladino, President and Chief Executive Officer, stated “This is a great acquisition for Tii, marking an exciting new era for our company.  We have significantly increased our sales level, expanded into key markets and acquired new products and technology that will accelerate our strategy of becoming a significant competitor in the global telecommunications equipment marketplace.

This acquisition demonstrates Tii’s commitment to our customers of providing new and innovative copper based products to support the demands of our customers’ networks, in addition to our emerging fiber product lines.  Tii’s 45 years of telecommunications industry experience, combined with Porta’s 40 year history, positions our company to be the world-class leader in network connectivity solutions.

The key strategic benefits of this acquisition include:

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Porta Systems is a well recognized international brand, and generates significant revenue outside the United States through its strong sales channels into both the UK and Mexico, which represent large potential markets for Tii.  We will now be able to leverage our financial resources, existing products and technical expertise to expand sales through these important new channels.

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The acquired products expand our current connectivity and protection product lines and will allow us to significantly increase our Central Office product offerings and enter several new market segments including remote access cabinets and the domestic building entrance terminal markets. The CPD’s products are complementary and should provide numerous cross selling opportunities into both new and existing sales channels for both product lines.

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With the addition of two new significant international customers, we diversify our revenue stream, both in terms of customers and geography, thereby decreasing our historical concentration of sales to primarily one domestic customer”.

Mr. Paladino went on to say, “One of the key aspects to the success of this acquisition will be our ability to execute our plans with our manufacturing partner to improve the margins of these new product lines.  We believe that, although these products have had a lower gross margin and will initially negatively impact our overall gross margin as a percent of sales, this acquisition will be accretive to our earnings beginning in the third quarter of 2010 and will contribute to the profitable growth of our company”.

About Tii Network Technologies, Inc.

Tii Network Technologies, Inc. (NASDAQ: TIII) headquartered in Edgewood, New York, designs, manufactures and sells products to the service providers in the communications industry for use in their networks.  Our products are typically found in the Telco Central Office, outdoors in the service providers’ distribution network, at the interface where the service providers’ network connects to the users’ network, and inside the users’ home or apartment, and are critical to the successful delivery of voice and broadband communication services. Additional information about the company can be found at www.tiinettech.com.

Forward Looking Statement

Certain statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  When used in this release, words such as "may," "should," "seek," "believe," "expect," "anticipate," "estimate," "project," "intend," "strategy" and similar expressions are intended to identify forward looking statements regarding events, conditions and financial trends that may affect our future plans, operations, business strategies, operating results and financial position. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause our actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements as a result of several factors.  We undertake no obligation to update any forward-looking statement to reflect future events. Among those factors are:

Relating to the Acquisition:
•	our ability to integrate the acquired products and sales force into our business;
•	our ability to execute our plans with our manufacturing partner to improve gross margins of the acquired products;
•	our ability to penetrate the markets of the acquired products with our products and our existing markets with the acquired products;
•	the stability of the Pound Sterling and Mexican Peso relative to the U.S. dollar exchange rate, and
•	dependence on, and ability to retain, our general supply agreements with two significant customers and our ability to win contracts.
Relating to our existing business:
•	general economic and business conditions, especially as they pertain to the telecommunications industry;

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potential changes in customers’ spending and purchasing policies and practices, which are effected by customers’ internal budgetary allotments that may be impacted by the current economic climate, particularly in the United States;

•	pressures from customers to reduce pricing without achieving a commensurate reduction in costs;
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the ability to market and sell products to new markets beyond our principal copper-based telephone operating company (“Telco”) market which has been declining over the last several years, due principally to the impact of alternate technologies;

•	the ability to timely develop products and adapt our existing products to address technological changes, including changes in our principal market;
•	exposure to increases in the cost of our products, including increases in the cost of our petroleum-based plastic products and precious metals;
•	competition in our principal market and new markets into which we have been seeking to expand;
•	dependence on, and ability to retain, our “as-ordered” general supply agreements with our largest customer and our ability to win new contracts;
•	dependence on third parties for certain product development;
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dependence for products and product components from Pacific Rim contract manufacturers, including on-time delivery that could be interrupted as a result of third party labor disputes, political factors or shipping disruptions, quality control and exposure to changes in costs and changes in the valuation of the Chinese Yuan;

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weather and similar conditions, including the effect of typhoons on our assembly facilities in the Pacific Rim which can disrupt production, the effect of hurricanes in the United States which can increase the demand for our products and the effect of harsh winter conditions in the United States which can temporarily disrupt the installation of certain of our products by Telcos;

•	the ability to attract and retain technologically qualified personnel; and
•	the availability of financing on satisfactory terms.

CONTACT:

Kenneth A. Paladino, CEO
Tii Network Technologies, Inc.
(631) 789-5000